Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-1 of American Public Education, Inc. of our report dated March 28, 2007, except for Note 15 which is as of November 14, 2007, relating to our audits of the consolidated financial statements which is included in the Registration Statement on Form S-1, as amended (No. 333-148851) of American Public Education, Inc.
We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.
/s/ McGladrey & Pullen, LLP
Vienna, Virginia
February 13, 2008